UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)       December 8, 2006

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

4 Townsend West, Suite 17, Nashua, New Hampshire	03063
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2006 Dr. Herschel Sklaroff resigned as a director of iCAD, Inc. (the “Company”). On that same date, Mr. Steven N. Rappaport was appointed as a Class I Director of the Company to fill the vacancy created by the resignation of Dr. Sklaroff. The term of this class expires in 2009. At the time of the appointment the Board determined that Mr. Rappaport meets the definition of an independent director under the Nasdaq marketplace rules applicable to the Company.

Since July 2002, Mr. Rappaport has been a partner of RZ Capital, LLC, a private investment firm that also provides administrative services for a limited number of clients. From March 1995 to July 2002, Mr. Rappaport was Director, President and Principal of Loanet, Inc., an online real-time accounting service used by brokers and institutions to support domestic and international securities borrowing and lending activities. Loanet, Inc. was acquired by SunGard Data Systems in May 2001. From March 1992 to December 1994, Mr. Rappaport was Executive Vice President of Metallurg, Inc. and President of Metallurg’s subsidiary, Shieldalloy Corporation. He served as Director of Metallurg, Inc. from 1985 to 1998. From March 1987 to March 1992, Mr. Rappaport was Director, Executive Vice President and Secretary of Telerate, Inc., an electronic distributor of financial information. Telerate was acquired by Dow Jones over a number of years commencing in 1985 and culminating in January 1990, when it became a wholly-owned subsidiary. Mr. Rappaport practiced corporate and tax law at the New York law firm of Hartman & Craven from August 1974 to March 1987. He became a partner in the firm in 1979. Mr. Rappaport is currently serving as an independent director and audit committee member of Presstek, Inc. a public company engaged in the design, manufacture, sales and service of high-technology digital imaging solutions to the graphic arts industry. Mr. Rappaport also serves as Chairman and an Audit Committee member of a number of open end and a director and memeber of the Audit Committee of a number of closed end American Stock Exchange closed end funds of which Credit Suisse serves as the investment adviser under the Investment Companies Act of 1940.   Mr. Rappaport also serves as a director on a number of for-profit private businesses.

In September 2006, the Company and Mr. Rappaport entered into a Note Purchase Agreement with respect to the purchase by Mr. Rappaport from the Company of an aggregate of $300,000 principal amount of a 7.25 % Convertible Note of the Company due September 19, 2008 (“Note”) at a purchase price of $300,000. Interest on the Note is payable on the due date. Principal and accrued and unpaid interest under the Note can be converted by the holder into shares of the Company’s common stock at $1.70 per share. Payment of principal under the Note can be accelerated by the holder if the Company files for, or is found by a court to be, bankrupt or insolvent and the Company can prepay the Note prior to its due date.

On the date of his appointment to the Board, Mr. Rappaport was automatically granted a five-year option to purchase 25,000 shares of the Company’s common stock at $3.18 per share under the Company’s Board compensation plan described in the Company’s Form 8-K for the event dated November 14, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

	By:	/s/ Darlene Deptula-Hicks
Name: Darlene Deptula-Hicks Title: Executive Vice President of Finance and Chief Financial Officer

Date: December 12, 2006